Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 30, 2019, relating to the consolidated financial statements of Galaxy Next Generation, Inc., (the “Company”) included in its Annual Report on Form 10-K/A for the fiscal year ended June 30, 2019, filed with the Securities and Exchange Commission on October 2, 2019.

Somerset CPAs, P.C.

By: /s/Rebecca Fromm Quintana

Indianapolis, Indiana

December 16, 2019